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                                                                    EXHIBIT 4.04
                                                                  EXECUTION COPY


                      SECOND AMENDMENT TO CREDIT AGREEMENT



         THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 1995 (this "Amendment"), is among COMSHARE, INCORPORATED, a Michigan corporation (the "Company"), the Banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, formerly known as NBD Bank, N.A., as agent for the Banks (in such capacity, the "Agent").



                                   RECITALS

         A. The Company, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of October 31, 1994, as amended by a First Amendment to Credit Agreement dated May 19, 1995 (the "Credit Agreement"), pursuant to which the Banks agreed, subject to the terms and conditions thereof, to extend credit to the Company.



         B. The Company has requested that the Agent and the Banks release the collateral held under the Credit Agreement, and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof, and provided the Credit Agreement is amended as set forth herein, and the Company has agreed to such amendments.


                                     TERMS

         In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:



ARTICLE 1. AMENDMENTS. Upon fulfillment of the conditions set forth in Article III hereof, the Credit Agreement shall be amended as follows:



    1.1 The definition of "Borrowing Base" contained in Section 1.1 is restated in its entirety as follows:



           "Borrowing Base" shall mean, as of any date, the difference of
           (a) the sum of (i) an amount equal to 80% of the value of Eligible Domestic Accounts Receivable, plus, (ii) an amount equal to 70% of Eligible Foreign Accounts Receivable, minus (b) the aggregate amount of all obligations of each Subsidiary of the Company for borrowed money or its equivalent. The amount determined pursuant to clause
           (a) of this definition of Borrowing Base as of any date shall be the amount of clause (a) for the month end for which the most recent Borrowing Base Certificate has been delivered and such amount shall continue in effect until the next Borrowing Base Certificate is delivered.
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    1.2    The following definitions are hereby added in appropriate
alphabetical order to Section 1.1:


           "Second Amendment" shall mean the Second Amendment to Credit Agreement dated as of July __, 1995 among the Company, the Banks and the Agent.


           "Second Amendment Effective Date" shall mean the date the Second Amendment is effective pursuant to Article III thereof.



    1.3 The definition of "Security Documents" contained in Section 1.1 is restated in its entirety as follows:


           "Security Documents" shall mean, collectively, any guaranties executed by any of the Guarantors and any other security agreements or documents executed by the Company or any of its Subsidiaries at any time in connection with this Agreement; provided, however, it is acknowledged and agreed that the existing security documents described on Schedule 1.1-A hereto (the "Terminated Security Documents") are terminated as of the Second Amendment Effective Date and not included in this definition of Security Documents.


    1.4 Sections 2.10 and 2.11 are restated in their entirety as follows:

           "2.10 Release of Collateral. The liens and security interests granted pursuant to the Security Documents existing prior to the Second Amendment Effective Date shall be released as of the Second Amendment Effective Date.



           2.11     Security and Collateral. [Intentionally Omitted]."

    1.5    Section 5.1(f) is restated in its entirety to read as follows:

           (f)      [Intentionally Omitted].

    1.6    Section 6.3 is restated in its entirety to read as follows:

           6.3     Application of Proceeds. [Intentionally Omitted].



SECOND AMENDMENT TO CREDIT AGREEMENT                                      Page 2
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ARTICLE 11.  REPRESENTATIONS.  The Company represents and warrants to the Agent and the Banks that:


    2.1 The execution, delivery and performance of this Amendment is within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.


    2.2 This Amendment is the legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof.


    2.3 After giving effect to the amendments herein contained, the warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.


    2.4 No Event of Default or Default exists or has occurred and is continuing on the date hereof.


ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until this Amendment shall be signed by the Company, the Agent and the Banks.


ARTICLE IV.  MISCELLANEOUS.

    4.1 References in the Credit Agreement or in any note, certificate, instrument or other document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time.


    4.2 It is acknowledged and agreed that the Agent and the Banks shall be terminating all financing statements and releasing the other existing Security Documents described on Schedule 1.1-A of the Credit Agreement, and the Banks hereby authorize the Agent to do so upon satisfaction of the conditions described in Article III above.


    4.3 The Company agrees to pay and to hold the Agent and the Banks harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents and releasing the liens and security interests.


    4.4 Except as expressly amended hereby, the Company agrees that the Credit Agreement, the Notes, the Security Documents (as such term is defined after giving effect to this Amendment) and all other documents and agreements (but not the Terminated Security Documents) executed by the Company in connection with the Credit Agreement in favor of the Agent or the Banks are ratified and confirmed and shall remain in full force and effect and that



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it has no set off, counterclaim or defense with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.



    4.5 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.



    IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of July, 31, 1995 and, upon execution by all parties, this Amendment shall be effective as of the Second Amendment Effective Date.





                                      COMSHARE, INCORPORATED

                                           /s/ Kathryn Jehle
                                      By:_____________________________

                                        ITS:  Sr. VP & CFO
                                            __________________________

                                      NBD BANK, formerly known as NBD Bank,
                                      N.A., Individually as a Bank and as Agent


                                           /s/ Kelly J. Cotton
                                      BY:______________________________

                                        Its:  Vice President
                                             __________________________

                                      SOCIETY BANK

                                           /s/ John M. Lenckos
                                      BY:______________________________

                                        Its:  Vice President
                                            ___________________________

SECOND AMENDMENT TO CREDIT AGREEMENT                                     Page 4